Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	At The Investor Relations Company:
Robert L. Johnson, President & CEO	Michael Arneth or Woody Wallace
706-645-1391	847-296-4200
bjohnson@charterbank.net	marneth@tirc.com or wwallace@tirc.com

CHARTER FINANCIAL REPORTS Q2 EARNINGS

•    Computer Conversion Completed

•    New LaGrange Branch Opened

•    Total Loans Increase $10 Million

WEST POINT, Georgia, April 27, 2005—Charter Financial Corporation (NASDAQ: CHFN) today reported second-quarter (ended March 31, 2005) net income of $2.5 million, or $0.13 per share, compared with $2.2 million, or $0.11 per share, for the year earlier quarter and $2.9 million, or $0.15 per share, for the prior quarter (ended December 31, 2004). There were no sales of Freddie Mac stock during the current quarter while the prior year quarter included a $592,000 pre-tax gain on sale of Freddie Mac stock and the prior quarter included $2.6 million in pre-tax gain on the sale of Freddie Mac stock.

Net income for the six months ended March 31, 2005 was $5.4 million, or $0.28 per share, compared with $3.9 million, or $0.20 per share, for the same period in the prior year. Results for the first six months of fiscal 2005 included $2.6 million in pre-tax gains on the sale of Freddie Mac stock while the comparable period of the prior year included gains of $1.1 million before taxes.

“We continue to focus on our retail franchise and operations,” said Robert L. Johnson, president and chief executive officer. “We successfully completed the computer conversion of our deposit and loan systems. The new systems will benefit our customers through a better experience in executing transactions and our shareholders through enabling us to be more efficient as we expand our retail customer base. It will also allow us to introduce new products and services more easily. Also, in early March we opened our second LaGrange branch, which significantly improves convenience for our LaGrange customers.”

Net interest income in the second quarter of fiscal 2005 was $5.8 million, an increase of $117,000 over the first quarter and $337,000 over the prior year’s quarter. The increases are the result of increased dividends on Freddie Mac stock, partially offset by the impact of higher short term interest rates.

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On a consolidated basis, Charter Financial owns 4.6 million shares of Freddie Mac common stock with a pre-tax unrealized gain of approximately $282.5 million at March 31, 2005. Total equity was $258.5 million at March 31, 2005 compared with $272.5 million at September 30, 2004.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. Charter Financial is in a mutual holding structure with First Charter, MHC owning approximately 80% of Charter Financial. CharterBank is headquartered in West Point, Georgia, and operates nine full-service branches on the I-85 corridor from LaGrange, Georgia to Auburn, Alabama. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

This release may contain “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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Selected Financial Data (in thousands except share data):

	At March 31, 2005	At December 31, 2004	At September 30, 2004	At March 31, 2004
	Unaudited
Total Assets	$1,070,653	$1,127,228	$1,068,201	$1,015,957
Loans Receivable, Net	327,184	317,250	316,151	303,446
Mortgage Securities Available for Sale	385,406	405,835	378,357	374,084
Freddie Mac Common Stock	288,666	336,625	300,430	272,887
Other Investment Securities	13,823	13,903	22,157	20,375
Retail Deposits	238,259	238,206	245,463	245,306
Core Deposits	126,566	122,500	129,349	130,002
Total Deposits	287,232	270,241	279,575	291,001
Deferred Income Taxes	104,458	125,844	111,603	100,859
Borrowings	407,714	422,598	392,789	358,167
Realized Stockholders’ Equity*	89,552	87,213	92,141	88,856
Accumulated Other Comprehensive Income**	168,994	203,013	180,359	164,082

Total Equity	258,546	290,226	272,500	252,938

Book Value per Share	$13.09	$14.69	$13.80	$12.86
Tangible Book Value per Share	12.79	14.39	13.49	12.55

Minority Shares Outstanding	3,900,442	3,895,542	3,893,642	3,815,344
Total Shares Outstanding – at Quarter End	19,758,366	19,753,466	19,751,566	19,673,268
Weighted Average Shares Outstanding – Basic***	19,517,703	19,506,259	19,437,613	19,418,770
Weighted Average Shares Outstanding – Fully Diluted***	19,581,137	19,578,844	19,478,037	19,457,071

*	Total Stockholders Equity less Accumulated Other Comprehensive Income.
**	Unrealized gains and losses on Freddie Mac common stock and other investment securities, adjusted for income taxes at a tax rate of 38.6%
***	Year to date amounts presented.

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Selected Operating Data (in thousands except share data):

	Three Months Ended			Six Months Ended
	March 31,		December 31, 2004
	2005	2004		March 31, 2005	March 31, 2004
	Unaudited
Total Interest Income	$11,059	$9,443	$10,679	$21,738	$18,912
Total Interest Expense	5,302	4,023	5,039	10,341	8,317

Net Interest Income	5,757	5,420	5,640	11,397	10,595
Provision for Loan Losses	—	—	—	—	30

Net Interest Income after Provision for Loan Losses	5,757	5,420	5,640	11,397	10,565
Noninterest Income	1,695	1,844	3,292	4,987	3,391
Noninterest Expense	4,530	4,283	4,601	9,131	8,682

Income before Income Taxes	2,922	2,981	4,331	7,253	5,274
Income Tax Expense	459	775	1,407	1,866	1,353

Net Income	$2,463	$2,206	$2,924	$5,387	$3,921

Earnings per Share	$0.13	$0.11	$0.15	$0.28	$0.20
Earnings per Share – Fully Diluted	0.13	0.11	0.15	0.28	0.20
Cash Dividends per Share***	0.25	0.40	2.25	2.50	0.60

Net Charge-offs (Recoveries)	33	222	213	246	290
Deposit Fees	632	673	670	1,302	1,235
Gain on Sale of Loans	201	310	233	434	552
Gain on Sale of Freddie Mac Common Stock	—	592	2,577	2,577	1,125
Gain (loss) on Covered Calls Related to Freddie Mac Common Stock	674	81	(366)	308	140

***	First Charter, MHC has waived its portion of these dividends, resulting in payment only to the minority stockholders.

	Three Months Ended			Six Months Ended March 31,
	March 31,		December 31, 2004
Performance Ratios:	2005	2004		2005	2004
	Unaudited
Return on Equity	3.60%	3.42%	4.18%	3.90%	3.17%
Return on Assets	0.90	0.85	1.07	0.99	0.76
Net Interest Margin	2.16	2.13	2.12	2.14	2.10
Loan Loss Reserve as a % of Total Loans	1.91	2.10	1.98	1.91	2.10
Loan Loss Reserve as a % of Nonperforming Assets	101.37	103.46	106.08	101.37	103.46
Nonperforming Assets as a % of Total Loans and REO	1.88	2.02	1.86	1.88	2.02
Net Chargeoffs (Recoveries) as a % of Average Loans	0.01	0.07	0.07	0.08	0.09
Nonperforming Assets to Total Assets	0.59	0.62	0.54	0.59	0.62
Bank Core Capital Ratio	9.64	9.38	9.38	9.64	9.38
Dividend Payout Ratio	35.70	61.27	270.46	163.11	52.06
Effective Tax Rate	15.72	26.00	32.48	25.73	25.65

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